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                                                                     EXHIBIT 2.1


                AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment"), dated as of December 6, 2007, is made and entered into by and among SUMMIT FINANCIAL GROUP, INC., a West Virginia corporation ("Summit"), GREATER ATLANTIC FINANCIAL CORP., a Delaware corporation ("Greater Atlantic") and SFG II, INC., a West Virginia corporation ("SFG").

                  WHEREAS, Summit and Greater Atlantic entered into an Agreement and Plan of Reorganization dated as of April 12, 2007 (the "Agreement"); and

                  WHEREAS, SFG became a party to the Agreement by executing that certain Supplement for Merger Sub Accession to Merger Agreement dated October 22, 2007; and

                  WHEREAS, pursuant to the terms of the Agreement Greater Atlantic will be merged into SFG with SFG surviving the merger (the "Merger"); and

                  WHEREAS, the Agreement provides that the Board of Directors of Greater Atlantic or Summit may terminate the Agreement in the event the Merger is not consummated by December 31, 2007; and

                  WHEREAS, pursuant to Section 10.02 of the Agreement, Summit, Greater Atlantic and SFG have agreed to amend Section 9.01(c) of the Agreement to extend the date on which the Agreement may be terminated if the Merger is not consummated to March 31, 2008.

                  NOW THEREFORE, for valid consideration, the parties hereto agree as follows:


                1.   Amendment to the Agreement. Effective as of the date of
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this Amendment, Section 9.01(c) of the Agreement is amended to read as follows:

                "(c) Delay. At any time prior to the Effective Time, by Summit
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or GFAC, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Acquisition is not consummated by March 31, 2008, except to the extent that the failure of the Acquisition then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 9.01(c)."

                  2. Enforceable Documents. Except as modified herein, all terms
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and conditions of the Agreement, and any and all other documents executed or delivered by or on behalf of Summit, Greater Atlantic or SFG in connection with the Agreement, as the same may be supplemented, modified, amended or extended from time to time, are and shall remain in full force and effect.

                  3. Counterparts. This Amendment may be executed in any number
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of counterparts, all of which taken together shall constitute one and the same instrument, any party hereto may execute this Amendment by signing any such counterpart.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

                                  SUMMIT FINANCIAL GROUP, INC.

                                  By:      /s/ H. Charles Maddy, III
                                           -------------------------------------
                                  Name:    H. Charles Maddy, III
                                  Title:   President and Chief Executive Officer


                                  GREATER ATLANTIC FINANCIAL CORP.

                                  By:      /s/ Carroll E. Amos
                                           -------------------------------------
                                  Name:    Carroll E. Amos
                                  Title:   President and Chief Executive Officer


                                  SFG II, INC.

                                  By:     /s/ H. Charles Maddy, III
                                          --------------------------------------
                                  Name:   H. Charles Maddy, III
                                  Title:  President








      [Signature page to Amendment to Agreement and Plan of Reorganization]



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